                                                                     EXHIBIT 4.1

                SECOND AMENDMENT TO THE AMENDED AND RESTATED
                  REVOLVING CREDIT AND TERM LOAN AGREEMENT

                 THIS SECOND AMENDMENT TO THE AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (the "Amendment"), made and entered into as of the 31st day of March, 1997, by and between DOANE PRODUCTS COMPANY, a Delaware corporation ("Borrower"), MERCANTILE BANK NATIONAL ASSOCIATION, a national banking association, SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION, a national banking association, HARRIS TRUST AND SAVINGS BANK, an Illinois state banking corporation, HIBERNIA NATIONAL BANK, a national bank, NBD BANK, and BANK OF OKLAHOMA, N.A., a national banking association (collectively referred to herein as the "Banks"), and MERCANTILE BANK NATIONAL ASSOCIATION, a national banking association, as agent for the Banks (in such capacity, the "Agent").

                                  WITNESSETH:

                 WHEREAS, Borrower, Agent and Banks entered into an Amended and Restated Revolving Credit and Term Loan Agreement dated February 28, 1996, which agreement was amended on June 28, 1996 (as amended, the "Credit Agreement"); and

                 WHEREAS, Borrower has requested that the Credit Agreement be amended and modified as hereinafter set forth, to which said amendments and modifications Agent and Banks are willing to agree;

                 NOW, THEREFORE, in consideration of the premises and the mutual provisions and agreements hereinafter set forth, the parties hereto do hereby mutually promise and agree as follows:

                                   AGREEMENTS

                 1. In consideration of the amendments to the Credit Agreement made herein, Borrower shall pay the Banks a fee equal to 15 basis points on the revolver facility and outstanding term loan balance.

                 2. Section 10.1(m)(i) of the Credit Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                 (i) Minimum Consolidated EBITDA. Borrower will have and maintain a Consolidated EBITDA, determined for the four-quarter period ending on the date of each such calculation hereunder, of at least:

          For Fiscal Quarter
         Ended On Or Between                                Minimum Consolidated EBITDA
         -------------------                                ---------------------------
         March 31, 1997                                             $34,000,000
         June 30, 1997                                              $34,000,000
         September 30, 1997                                         $36,000,000

         December 31, 1997                                          $41,500,000
         March 31, 1998                                             $42,500,000
         June 30, 1998                                              $43,500,000
         September 30, 1998                                         $43,500,000

         December 31, 1998                                          $46,000,000
         March 31, 1999                                             $46,000,000
         June 30, 1999                                              $47,000,000
         September 30, 1999                                         $47,000,000

         December 31, 1999 through September 30, 2000               $48,500,000

                 3. Section 10.1(m)(ii) of the Credit Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                 (ii) Minimum Consolidated Cash Flow Coverage Ratio. Borrower will have and maintain a Consolidated Cash Flow Coverage Ratio of at least (i) 0.70 to 1.0 at all times during the period commencing July 1, 1996 and ending June 30, 1997, (ii) 0.75 to 1.0 at all times during the period commencing July 1, 1997 and ending September 30, 1997, (iii) .80 to 1.0 at all times during the period commencing October 1, 1997 and ending December 31, 1997, (iv) 0.85 to
         1.0 at all times during the period commencing January 1, 1998 and ending September 30, 1998, (v) .90 to 1.0 at all times during the period commencing October 1, 1998 and ending September 30, 1999 and
         (vi) 1.0 to 1.0 during the period commencing October 31, 1999 and ending September 30, 2000. For purposes of this Section, Capital Expenditures included in the definition of "Consolidated Cash Flow Coverage Ratio" shall not include expenditures financed with direct or indirect proceeds from industrial revenue bonds or similar indebtedness.

                 4. Section 10.1(m)(iii) of the Credit Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                 (iii) Maximum Consolidated Total Debt to Consolidated EBITDA. Borrower will at all times have and maintain a ratio of Consolidated Total Debt to Consolidated EBITDA which is less than or equal to the following:

          For Fiscal Quarter                                        Maximum Consolidated Total
         Ended On Or Between                                        Debt to Consolidated EBITDA
         -------------------                                        ---------------------------
         March 31, 1997                                                      6.60 to 1.00
         June 30, 1997                                                       6.30 to 1.00
         September 30, 1997                                                  6.30 to 1.00

         December 31, 1997                                                   5.50 to 1.00
         March 31, 1998                                                      5.50 to 1.00
         June 30, 1998                                                       5.20 to 1.00
         September 30, 1998                                                  5.20 to 1.00

         December 31, 1998                                                   4.50 to 1.00
         March 31, 1999                                                      4.50 to 1.00
         June 30, 1999                                                       4.25 to 1.00
         September 30, 1999                                                  4.25 to 1.00

         December 31, 1999 through September, 30, 2000                       4.10 to 1.00


                 5. Notwithstanding anything to the contrary in the Credit Agreement, amounts held by or on behalf of the Banks or other lenders (including by collateral agents and indenture trustees) in reserve or cash collateral accounts shall not be included (a) as "Consolidated Total Debt" for purposes of Section 10.1(m)(iii), (b) as "Consolidated Senior Secured Debt" for purposes of Section 10.1(m)(iv), or (c) as "outstanding" for purposes of
Section 10.2(a)(xiv).

                 6. Section 10.2(a) is hereby amended by adding the following as a new Section 10.2(a)(xv):

                 (xv) In addition to any amounts permitted under clause (xiv) above, purchase money indebtedness (including in connection with industrial revenue bond financings) incurred after May 1, 1997 in an amount not to exceed $10,000,000 in the aggregate at any one time outstanding for Borrower and all Subsidiaries of Borrower; provided, that if any portion of such Indebtedness is borrowed from an Unrestricted Subsidiary, it shall be subordinated in writing to the payment of Borrower's Obligations in form and substance satisfactory to the Required Banks.

                 7. Borrower hereby represents and warrants to Agent and Banks that:

                          (a)     The execution, delivery and performance by
Borrower of this Amendment are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and require no action by or in respect of, or filing with, any governmental or regulatory body, agency or official. The execution, delivery and performance by Borrower of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, and Borrower is not now in default under or in violation of, the terms of the Certificate of Incorporation or Bylaws of Borrower, any applicable law, any rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory agency or instrumentality, or any agreement or instrument to which Borrower is a party or by which it is bound or to which it is subject;

                          (b)     This Amendment has been duly executed and
delivered and constitutes the legal, valid and binding obligation of Borrower enforceable in accordance with its terms; and

                          (c)     As of the date hereof, all of the covenants,
representations and warranties of Borrower set forth in the Credit Agreement are true and correct and no "Event of Default" (as defined therein) under or within the meaning of the Credit Agreement has occurred and is continuing.

                 8. All references in the Credit Agreement to "this Credit Agreement" and any other references of similar import shall henceforth mean the Credit Agreement as amended by the First Amendment and as further amended by this Amendment.

                 9. This Amendment shall be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns, except the Borrower may not assign, transfer or delegate any of its rights or obligations hereunder or thereunder.

                 10. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Missouri.

                 11. In the event of any inconsistency or conflict between this Amendment and the Credit Agreement, the terms, provisions and conditions of this Amendment shall govern and control.

                 12. The Credit Agreement, as hereby amended and modified, is and shall remain the binding obligation of Borrower and all of the provisions, terms, stipulations, conditions, covenants and powers contained therein shall stand and remain in full force and effect, except only as the same are herein and hereby specifically varied or amended, and the same are hereby ratified and confirmed. This Amendment amends the Credit Agreement and is not a novation thereof. If any installment of principal or interest on any of the Notes (as defined in the Credit Agreement) shall not be paid when due as provided in the Notes, the holders of the Notes shall be entitled to and may exercise all rights and remedies under the Notes and the Credit Agreement and any of the other Transaction Documents (as defined in the Credit Agreement).

                 13. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER, AGENT AND BANKS FROM ANY MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY BORROWER, AGENT AND BANKS COVERING SUCH MATTERS ARE CONTAINED IN THE CREDIT AGREEMENT, AS AMENDED BY THIS AMENDMENT, WHICH CONSTITUTES A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS BETWEEN BORROWER, AGENT AND BANKS.
EXCEPT AS BORROWER, AGENT AND BANKS MAY LATER AGREE IN WRITING TO MODIFY, THE CREDIT AGREEMENT, AS AMENDED BY THIS AGREEMENT AND UNDERSTANDING BETWEEN THE





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
PARTIES HERETO AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS (ORAL OR WRITTEN) RELATING TO THE SUBJECT MATTER HEREOF.

                 IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first written above.


                                  DOANE PRODUCTS COMPANY


                                  By: __________________________________________
                                          Thomas R. Heidenthal, Senior Vice
                                         President and Chief Financial Officer

                                  West 20th & State Line Road
                                  Joplin, Missouri  64804
                                  Telecopy number:  (417) 624-6327


                                  MERCANTILE BANK NATIONAL
                                  ASSOCIATION


                                  By: __________________________________________
                                          John A. Holland, Vice President

                                  721 Locust Street
                                  St. Louis, Missouri  63101
                                  Telecopy number:  (314) 425-3859


                                  SOUTHTRUST BANK OF ALABAMA,
                                  NATIONAL ASSOCIATION


                                  By: __________________________________________
                                          Lee Vaughn, Assistant Vice-President

                                  Metropolitan Lending
                                  420 North 20th Street
                                  Birmingham, Alabama  35203
                                  Telecopy number:  (205) 254-5911


                                  HARRIS TRUST AND SAVINGS BANK


                                  By: __________________________________________
                                            Emily L. Burt, Vice President

                                  111 West Monroe Street
                                  P.O. Box 755
                                  Chicago, Illinois  60690-0755
                                  Telecopy number:  (312) 461-2591





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
                                  HIBERNIA NATIONAL BANK


                                  By: __________________________________________
                                          Cheryl H. Denenea, Vice President

                                  313 Carondelet Street, 6th Floor
                                  New Orleans, Louisiana  70130
                                  Telecopy number:  (504) 533-2060


                                  BANK OF OKLAHOMA, N.A.


                                  By: __________________________________________
                                        Jane P. Faulkenberry, Vice President

                                  One Williams Center
                                  Tulsa, Oklahoma  74172
                                  Telecopy number:  (918) 588-6880


                                  NBD BANK


                                  By: __________________________________________
                                  Title:


                                  MERCANTILE BANK
                                  NATIONAL ASSOCIATION, as Agent


                                  By: __________________________________________
                                          John A. Holland, Vice President

                                  721 Locust Street
                                  St. Louis, Missouri  63101
                                  Telecopy number:  (314) 425-3859





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